Filed pursuant to Rule 424(b)(3)
                                                                 File #333-52089

                   PROSPECTUS SUPPLEMENT DATED OCTOBER 3, 2000


                                       To

                         Prospectus dated July 27, 1998

                                5,900,478 SHARES

                           REGENCY REALTY CORPORATION

                                  COMMON STOCK

This prospectus supplement supplements the prospectus dated July 27, 1998 of Regency Realty Corporation relating to 5,900,478 shares of common stock, $.01 par value per share, of the Company. This prospectus supplement should be read in conjunction with the prospectus, and is qualified by reference to the prospectus except to the extent that the information presented herein supercedes the information contained in the prospectus. The term "Selling Stockholders" as used in the prospectus shall be deemed to include the selling stockholders identified in the table below.

The table appearing on pages 9-14 in the prospectus under the caption "Selling Stockholders" is supplemented and amended to include the following:

                                                   Number of Shares Beneficially
Name of Selling Stockholder                         Owned Prior to the Offering
---------------------------                        -----------------------------

Cyndi Cervantes Lentz 1                                       5,000

Mitzi S. Jones 2                                             15,863

Renie Wielansky Living Trust 3                               49,998




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         1 Branch Investment Co., Inc., named as a selling stockholder in the prospectus, transferred 5,000 original limited partnership units to Cyndi Cervantes Lentz.

         2 Rodney K. Jones, named as a selling stockholder in the prospectus, transferred 15,863 Class 2 limited partnership units to Mitzi S. Jones.

         3 Lee S. Wielansky, named as a selling stockholder in the prospectus, transferred 49,998 Class 2 limited partnership units to the Renie Wielansky Living Trust.